The Agreement Concerning Increasing the Integrated Management Fee and Enhancing Administration with Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd.

The cooperation between Shanghai Si Fang Boiler Factory (hereinunder referred to as Party A) and Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd. (hereinunder referred to as Party B) has been in effect for several years and has had certain good results. For the mutual benefits in cooperative manufacturing activities and in order to continue execution of the original agreement, upon mutual consultation, it is agreed by the parties to increase the integrated management fee and enhance administration of the cooperative manufacturing.

NOW, THEREFORE, it is agreed:

I. Integrated Management Fee

In order to enhance the reputation and creditability of Si Fang's trademark and tradename, on top of the original integrated management fee, it is to add additional integrated management fee of 600,000 RMB (including, 300,000 RMB per year for 2008, and 300,000 RMB per year for 2009). The payment method should follow the agreement dated June 25, 2007.

II. Enhancing the Administration

1. The administration rules for the cooperative manufacturing set forth in the appendix to the agreement dated December 28, 2006 shall remain unchanged.

2. Supplemental Administration Rules

(1) The sales contracts and manufactured products by the cooperative manufacturing enterprise must be signed by the legal representative of the cooperative manufacturing enterprise for acknowledgement (including the tri-party contracts for the boiler products orders for which Party B obtains by itself).

(2) In order to control the product quality, the cooperative manufacturing enterprise must select suppliers and contractors who have qualifications and satisfy the requirements of Party A for material purchase, outsourcing, etc. Consent and confirmation from the legal representative of the cooperative manufacturing enterprise should be obtained in relation thereto. Further, the personnel of the outsourcing entities who need to work inside must have entrance documentation and the special workers such as welders should show their qualifications to work.

(3) When the cooperative manufacturing enterprise bids for projects, it should do so in the name of Party A, apply to Party A in writing and obtain the confirmation from the legal representative of the cooperative manufacturing enterprise and the vice president in charge of sales of Party A. Upon confirmation by the president of the cooperative manufacturing enterprise, the company chop of Party A should be applied on the bidding documentation.

(4) When Party B needs Party A to issue manufacturer authorization for bidding purpose, it should apply in writing and obtain the confirmation from the legal representative of the cooperative manufacturing enterprise and the vice president in charge of sales of Party A. Upon confirmation by the president of the cooperative manufacturing enterprise, the company chop of Party A should be applied on the bidding documentation.

(5) When the cooperative manufacturing enterprise needs assistance from Party A for commodity inspection, customs declaration for its exported products, it should apply in writing and obtain the confirmation from the legal representative of the cooperative manufacturing enterprise and the vice president in charge of sales of Party A. Upon confirmation by the president of the cooperative manufacturing enterprise, the import and export department of Party A should assist in processing.

(6) When the technical documents, drawings, etc. of the cooperative manufacturing enterprise need to be reviewed by Party A, it should apply in writing and obtain the confirmation from the legal representative of the cooperative manufacturing enterprise and the vice president in charge of technology of Party A. Thereafter, the general office of Party A should assist in processing.

(7) When the cooperative manufacturing enterprise needs Party A to issue the product quality certification for its products, it should apply in writing and obtain the confirmation from the legal representative of the cooperative manufacturing enterprise and the management reprehensive of Party A. Upon the confirmation by the president of the cooperative manufacturing enterprise, the quality warranty department of Party A should assist in processing.

III. The clauses in the original leasing and cooperative manufacturing agreement that are not affected by the amendments herein should remain in full effect. Both parties will consult with each other for any future matters.

IV. This agreement is in five copies (Each of Party A and Party B should hold two copies and the legal representative of the cooperative manufacturing enterprise should hold one copy).

Party A: Shanghai Si Fang Boiler Factory	Party B: Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd.
/s/ President	/s/ Chairman of the Board

Date: August 20, 2008